EXHIBIT 10.49

REGIONS FINANCIAL CORPORATION
POST 2006 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(RESTATED AS OF JANUARY 1, 2014)

Regions Financial Corporation, successor to AmSouth Bancorporation, with its principal offices located at Birmingham, Alabama (“Sponsor” or “Corporation”), is currently the sponsor of the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan (“Supplemental Plan”).

The purpose of the Supplemental Plan is to provide a supplemental retirement benefit program that provides benefits in excess of the limitations on benefits under the Retirement Plan imposed by Section 415 (“Section 415”) and Section 401(a)(17) (“Section 401(a)(17)”) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), to a select group of management or highly compensated employees whose benefits under the Retirement Plan may be limited by Section 415 and/or Section 401(a)(17).

Effective November 1, 2006, the Supplemental Plan was amended to freeze participation by new Participants and rehired employees and to address the calculation of benefits of those Participants who transfer employment to Morgan Keegan in connection with the merger of AmSouth Bancorporation into the Sponsor.

Effective January 1, 2008, the Supplemental Plan was amended to reflect the actuarial assumptions used to determine benefits under the optional forms of benefit.

On December 31, 2008, the Supplemental Plan was amended to comply with Code Section 409A and the regulations thereunder.

Effective January 1, 2010, the Supplemental Plan was amended and restated. Except as otherwise provided herein with respect to Pre-December 1, 2008 Terminated Participants, the terms and conditions of the amended and restated Supplemental Plan shall apply to each Participant who is employed by the Sponsor or an Electing Employer on December 1, 2008, or who becomes a Participant after December 1, 2008. Except as otherwise provided herein with respect to Pre-December 1, 2008 Terminated Participants, the terms and conditions of this Supplemental Plan as in effect prior to December 31, 2008, as amended, shall continue to govern the benefits payable to Participants and beneficiaries of Participants who terminated employment with the Sponsor or an Electing Employer prior to December 1, 2008.

Effective January 1, 2014, the Supplemental Plan was restated in its entirely to incorporate Amendment Number One through Amendment Number Three into the plan document to improve the readability of the Plan.

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ARTICLE I
TITLE; DEFINITIONS

Section 1.01. The term “Accrued Benefit” as of any date shall mean the amount of benefits which the Participant has earned as of the date of the calculation.

Section 1.02. The term “Actuarial Equivalent” shall be calculated as set forth on Appendix A hereto.

Section 1.03. The Term “Applicable Law” shall mean the laws, statutes, rules, regulations, treaties, directives, guidelines, ordinances, codes, administrative or judicial precedents or authorities and orders of any Governmental Authority, as well as the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, decisions, judgments, directed duties, requests, licenses, authorizations, decrees and permits of, and agreements with any Governmental Authority, to which the Corporation or a Participant is a party or by which it is bound, in each case whether or not having the force of law, and all orders, decisions, judgments and decrees of all courts or arbitrators in proceedings or actions to which the Corporation or a Participant is a party or by which it is bound.

Section 1.04. The term “Average Monthly Earnings” shall mean, for a Participant who retires or terminates on or after January 1, 2004, the result obtained by dividing the Participant’s Monthly Earnings paid by an Electing Employer during the three (3) highest consecutive Complete Plan Years of earnings out of the ten (10) Plan Years immediately preceding the Participant’s Early Retirement Date, Normal Retirement Date, or date of calculation of Accrued Benefits, as the case may be, by thirty-six (36). If a Participant has fewer than three (3) Complete Plan Years of earnings after applying the Break in Service rules of Section 4.07 of the Retirement Plan, if applicable, all of his or her Complete Plan Years of earnings (less than three (3)) will be used and the divisor will be twelve (12) times the total number of such Complete Plan Years. A Plan Year in which a Participant receives no Monthly Earnings is disregarded in determining consecutive Plan Years.

Section 1.05. The term “Board” shall mean the Board of Directors of the Sponsor.

Section 1.06. The term “Cause” shall have the meaning set forth in the employment agreement or severance agreement, as applicable and as the same may be amended from time to time, between the Participant and the Sponsor. If a Participant is not subject to an employment agreement or severance agreement, or if such agreement does not contain a definition of “Cause”, then “Cause” shall mean with respect to such Participant the occurrence of one or more of the following:

(i)     a Participant’s willful and continued failure to substantially perform his or her reasonably assigned duties with the Sponsor or any of its affiliates (other than any such

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failure resulting from incapacity due to physical or mental illness), which failure continues for a period of at least 30 days after a written demand for substantial performance, signed by a duly authorized officer of the Sponsor, has been delivered to the Participant specifying the manner in which such Participant has failed substantially to perform;

(ii)     a Participant’s breach of fiduciary duty involving personal profit, a Participant’s commission of a felony or a crime involving fraud or moral turpitude, or a Participant’s material breach of any provision of an agreement with the Sponsor;

(iii)     a Participant’s willfully engaging in illegal conduct or gross misconduct that is materially injurious to the Sponsor;

(iv)     a Participant’s willfully impeding, endeavoring to influence, obstruct or impede or failing to materially cooperate with an investigation authorized by the Board, a self-regulatory organization empowered with self-regulatory responsibilities under federal securities or state laws or any substantially equivalent foreign statute or regulation or a governmental department or agency; or

(v)     a Participant’s disqualification or bar by any governmental or self-regulatory authority from carrying out the duties and responsibilities of such Participant’s position with the Sponsor or a Participant’s loss of any governmental or self-regulatory license that is reasonably necessary for such Participant to perform his or her responsibilities to the Sponsor.

Notwithstanding the foregoing, no termination of a Participant’s employment shall be for Cause until (i) there shall have been delivered to such Participant a notice of termination, and (ii) within 15 days thereafter, such Participant shall have been provided an opportunity to be heard in person by a review panel appointed by the Sponsor’s Compensation Committee. For purposes of determining whether an event constituting Cause has occurred, no act or failure to act, on a Participant’s part, shall be considered “willful” unless it is done, or omitted to be done, by such Participant in bad faith or without reasonable belief that his or her action or omission was legal, proper, and in the best interests of the Sponsor. Any act, or failure to act, based upon authority and directives given pursuant to a resolution duly adopted by the Board or upon the instructions of a senior officer of the Sponsor or based upon the advice of counsel for the Sponsor shall be conclusively presumed to be done, or omitted to be done, by a Participant in good faith and in the best interests of the Sponsor. Notwithstanding anything set forth herein to the contrary, no failure to perform by a Participant after a notice of termination is given by such Participant to the Sponsor shall constitute Cause for the purposes of this Supplemental Plan.

Section 1.07. The term “Committee” shall mean the Regions Benefits Management Committee.

Section 1.08. The term “Compensation Committee” shall mean the Compensation Committee of the Board.

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Section 1.09. The term “Complete Plan Year” shall mean a Plan Year in which a Participant has Monthly Earnings except that the Plan Year in which a Participant is first hired by the Sponsor (if the Participant is hired after January 1 of such Plan Year) shall not be considered a Complete Plan Year. A Plan Year in which the Participant’s final termination of employment with the Sponsor occurs (if the Participant’s termination of employment is before December 31 of such Plan Year) will only be treated as a Complete Plan Year if such treatment results in higher Average Monthly Earnings.

Section 1.10. The term “Credited Service” shall have the same meaning as defined in the Retirement Plan, but subject to a service cap of 35 years; provided, however, with respect to an individual who becomes a Participant after the date on which this Supplemental Plan was frozen, such Participant shall not be credited with more than 5 Years of Credited Service measured from his or her most recent date of hire.

Section 1.11. The term “Disability” shall mean that a Participant is “disabled” within the meaning of Section 409A(a)(2)(c) of the Code.

Section 1.12. The term “Early Retirement” shall mean termination of a Participant’s employment on or after age 55 or the Participant’s earliest retirement age set forth in information contained in the permanent records of the Sponsor’s Human Resources Division.

Section 1.13. The term “Electing Employer” shall mean a subsidiary or affiliate of the Sponsor that elects to become a participating employer in this Supplemental Plan subject to approval by the Committee.

Section 1.14. The term “Enhanced Benefit” shall mean, for an eligible Participant, an enhanced benefit based on a targeted formula for benefit accrual calculated as the excess, if any, of (A) less (B), where (A) is a targeted sum of 4.0% of Average Monthly Earnings times Credited Service up to 10 years of Credited Service, plus 1.0% of Average Monthly Earnings times each year of Credited Service over 10 up to a combined total of 35 Years of Credited Service; and (B) is the sum of the Participant’s (1) estimated monthly benefits payable as a life annuity under the Retirement Plan as of the date of commencement in the Supplemental Plan (regardless of the form of payment or commencement date actually elected under the Retirement Plan), and (2) estimated Social Security monthly benefit amount payable at age 65 (calculated using Social Security law in the Participant’s year of termination of employment and assuming zero future pay to age 65).

The actual targeted benefit under the Enhanced Benefit is illustrated as follows:

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Years of Credited Service	Targeted Benefit
10	40%
20	50%
30	60%
35	65%

For Participants with a DAAB (as defined in the Retirement Plan), the targeted formula in (A) above will equal (i) plus (ii) where: (i) represents the DAAB and (ii) represents the targeted formula using only post-merger Credited Service. Post-merger Credited Service is limited to 35 years minus years of Credited Service used in determining the DAAB. In no event will this amount be less than the amount calculated under the targeted formula in (A) above based on post-merger Credited Service limited to 35 years. The Enhanced Benefit is a monthly benefit payable for life on or after age 65. The Enhanced Benefit will be reduced for early retirement prior to the participant’s Enhanced Unreduced Retirement Age (but not for early retirement on or after the participant’s Enhanced Unreduced Retirement Age) by the Enhanced Early Retirement Factor.

Section 1.15. The term “Enhanced Early Retirement Factor” shall be calculated as set forth in Table 1 or Table 2 of Appendix B hereto. Determination of the appropriate table is set forth in information maintained in the permanent records of the Sponsor’s Human Resources Division.

Section 1.16. The term “Enhanced Unreduced Retirement Age” is the age at which an eligible Participant’s Enhanced Benefit is unreduced for early retirement as set forth in information contained in the permanent records of the Sponsor’s Human Resources Division.

Section 1.17. The term “Enhanced Vesting Age” is the age at which an eligible Participant becomes vested in his or her Enhanced Benefit as set forth in information contained in the permanent records of the Sponsor’s Human Resources Division.

Section 1.18. The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

Section 1.19. The term “Good Reason” shall have the meaning set forth in the employment agreement or severance agreement, as applicable and as the same may be amended from time to time, between the Participant and the Sponsor. If a Participant is not subject to an employment agreement or severance agreement, or if such agreement does not contain a definition of “Good Reason”, then “Good Reason” shall mean the occurrence of one or more of the following after a Change in Control:

(i)     a material reduction in a Participant’s base salary and annual bonus opportunity, in each case, as in effect immediately before the Change in Control; or

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(ii)     the Sponsor requiring a Participant to be based at any location that is more than 50 miles from such Participant’s regular place of employment immediately before the Change in Control.

Notwithstanding the foregoing, no termination of a Participant’s employment shall be for Good Reason unless (i) a Change in Control occurs during the term of the employment or severance agreement, if applicable, (ii) termination of a Participant’s employment (or notice of a Participant’s intent to terminate employment) occurs during the 24 month period following the Change in Control, and (iii) a Participant gives the Sponsor written notice within 90 days of such Participant obtaining knowledge of circumstances giving rise to Good Reason (describing in reasonable detail the circumstances and the Good Reason event that has occurred) and the Sponsor does not remedy these circumstances within 30 days of receipt of such notice. In addition, an event will not give rise to Good Reason if it is made with a Participant’s express written consent.

Section 1.20. The term “Governmental Authority” shall mean the United States of America, any state or territory thereof and any federal, state, provincial, city, town, municipality, county or local authority, including without limitation the Board of Governors of the Federal Reserve, the Department of Treasury and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

Section 1.21. The term “Minimum Lump Sum” is a minimum amount payable as a lump sum for select executives as set forth in information contained in the permanent records of the Sponsor’s Human Resources Division.

Section 1.22. The term “Monthly Earnings” shall mean:

(a)     Effective on and after January 1, 2009, the term “Monthly Earnings” shall mean the sum of (i) the Participant’s regular monthly base salary prior to the effect of elections under (A) any plan or plans maintained by the Sponsor, an Electing Employer or any of their affiliates which are within the scope of Sections 125, 132(f) or 401(k) of the Code and (B) any “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code, and (ii) one-twelfth of the annual bonus earned by a Participant for the particular Plan Year under the Sponsor’s or any Electing Employer’s annual incentive plan(s) prior to the effect of elections under (A) and (B) above. If a Participant retires, dies or experiences a Disability prior to the time when the amount of the bonus for the Plan Year has been determined, Monthly Earnings for the months in such Plan Year shall be calculated using an estimate of such bonus determined by the Committee or Compensation Committee, as appropriate, based on information regarding the Sponsor’s and Participant’s performance as of the date of determination.

(b)     Prior to January 1, 2009, the term “Monthly Earnings” shall mean the sum of (i) the Participant’s regular monthly base salary prior to the effect of elections under any plan or plans maintained by the Sponsor, an Electing Employer or any of their affiliates which are within the scope of Sections 125 or 401(k) of the Code and (ii) one-twelfth of the annual bonus earned by a Participant for the particular Plan Year under the Sponsor’s or any Electing Employer’s annual

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incentive plan(s) prior to the effect of elections under (i) above. If a Participant retires, dies or experiences a Disability prior to the time when the amount of the bonus for the Plan Year has been determined, Monthly Earnings for the months in such Plan Year shall be calculated using an estimate of such bonus determined by the Committee or Compensation Committee, as appropriate, based on information regarding the Sponsor’s and Participant’s performance as of the date of determination.

(c)     Effective for Plan Years commencing in or after 2010, but only with respect to Participants actively employed on or after December 31, 2010, Monthly Earnings shall include Eligible Special Pay in the year in which such Eligible Special Pay is included in wages under Section 3121(a) of the Code (or would be, but for any dollar limitation on wages), with one-twelfth of such amount included for each month in such year. For purposes of this Section, Eligible Special Pay is defined as 50% of Salary Stock (defined as stock or stock units granted in lieu of base salary) and 50% of restricted stock compliant with the Troubled Asset Relief Program (“TARP”) issued in lieu of bonus for the purpose of complying with TARP restrictions.

Section 1.23. The term “Monthly Retirement Income” shall have the same meaning as under the Retirement Plan.

Section 1.24. The term “Normal Retirement Date” shall mean the first of the month coinciding with or next following age 65.

Section 1.25. The term “Participant” shall refer to a person who is a participant in this Supplemental Plan, other than a Pre-December 1, 2008 Terminated Participant.

Section 1.26. The term “Plan Year” shall mean a calendar year.

Section 1.27. The term “Pre-December 1, 2008 Terminated Participant” shall mean a participant in the Supplemental Plan as in effect prior to the January 1, 2010 amendment and restatement, who terminated employment with the Sponsor or an Electing Employer prior to December 1, 2008.

Section 1.28. The term “Retirement Plan” shall mean the Regions Financial Corporation Retirement Plan.

Section 1.29. The term “Retired Participant” shall mean any Participant who has qualified for retirement and who is receiving a Monthly Retirement Income by direction of the Plan Administrator.

Section 1.30. The term “Revised Covered Compensation” shall mean the estimated average maximum amount of a Participant’s earnings on which the Participant’s Social Security benefits will be based assuming that each year of the Participant’s working career the Participant’s wages equaled the Social Security Taxable Wage Base. Revised Covered Compensation is automatically adjusted each year to reflect changes in the Taxable Wage Base. Such adjustments shall not have

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the effect of reducing a Participant’s Accrued Benefit as of the end of the Plan Year preceding the adjustment.

Section 1.31. The term “Supplemental Benefit” shall mean, for a Participant who retires or terminates employment on or after January 1, 2004, the excess, if any, of (A) less (B), where (A) is a benefit calculated in accordance with the benefit formula under the Retirement Plan calculated without reference to any provision of the Retirement Plan limiting the amount of benefits as provided by Section 415 of the Code; without limiting the amount of compensation taken into account as provided by Section 401(a)(17) of the Code; by substituting the definitions of Monthly Earnings, Average Monthly Earnings and Credited Service under this Supplemental Plan in place of the definition of each such term in the Retirement Plan; and (B) is the amount of benefit accrued under the Retirement Plan as of the date of benefit commencement under the Supplemental Plan, if any, calculated as if the Participant elected a single life annuity commencing at age 65 regardless of the form of payment or commencement date actually elected under the Retirement Plan.

The Supplemental Benefit is a monthly benefit payable for life on or after age 65. For early retirement prior to age 65, the Supplemental Benefit is reduced by the Supplemental Early Retirement Factor.

Section 1.32. The term “Supplemental Early Retirement Factor” is the factor used to reduce a participant’s Supplemental Benefit for Early Retirement. This factor equals the factor set forth in Table 2 of Appendix B.

Section 1.33. The term “Supplemental Plan” shall mean the supplemental retirement plan set forth below, known as the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan.

Section 1.34. The term “TARP Requirements” shall mean the Troubled Asset Relief Program under the Emergency Economic Stabilization Act of 2008, including the Interim Final Rule and any other rules and regulations thereunder, as amended by the American Recovery and Reinvestment Act of 2009.

Section 1.35. The term “Year of Service” shall have the same meaning as under the Retirement Plan.

ARTICLE II
PARTICIPATION IN THE SUPPLEMENTAL PLAN

Section 2.01. Participation.

(a)     A select group of management or highly compensated employees whose benefits under the Retirement Plan (whether payable by reason of the Participant’s retirement, death, disability or other termination of employment) may be limited upon and after their commencement pursuant to Section 415 and/or Section 401(a)(17) and who are selected to participate in this Supplemental Plan shall be Participants in the Supplemental Plan. A complete list of Participants eligible to participate

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in the Supplemental Plan pursuant to this Section 2.01 is maintained in the permanent records of the Sponsor’s Human Resources Division.

(b)     Effective November 1, 2006, this Supplemental Plan was frozen so that no employees or rehired former employees became Participants from such date. Notwithstanding the foregoing sentence, effective commencing January 1, 2007, the Compensation Committee (or its delegee) is authorized to select additional highly compensated employees of the Sponsor or an Electing Employer to be Participants hereunder. Such additional Participants shall be entitled to receive a Supplemental Benefit or an Enhanced Benefit, as determined by the Compensation Committee (or its delegee) when such participation is authorized by the Compensation Committee (or its delegee). Effective November 4, 2006, Participants in this Supplemental Plan who transferred employment to Morgan Keegan on or prior to December 31, 2008, in connection with the merger of AmSouth Bancorporation into the Sponsor, shall continue to accrue benefits under the provisions of Section 3.01(e) of the Supplemental Plan on and after the date of the transfer to Morgan Keegan (assuming such transfer occurs on or prior to December 31, 2008). Service with Morgan Keegan shall count for vesting purposes under this Supplemental Plan if the transfer occurred before December 31, 2008. If a Participant in this Supplemental Plan transfers to Morgan Keegan on or after January 1, 2009, benefit accrual in this Supplemental Plan shall cease as of the date of the transfer (but such Participant shall receive credit for such services with Morgan Keegan for purposes of vesting under this Supplemental Plan).

Section 2.02. 2008 Termination Election. An employee who was a Participant on December 1, 2008, and who had not yet received or commenced receiving a benefit under this Supplemental Plan as of such date, could elect, no later than December 31, 2008, to cease accruing benefits under the Supplemental Plan and to terminate his or her participation in the Supplemental Plan, effective December 31, 2008, and to receive a lump sum cash payment of his or her accrued Supplemental Benefit or Enhanced Benefit, if applicable, as soon as practicable after January 1, 2009, but in no event later than March 15, 2009.

ARTICLE III
BENEFITS UNDER THE SUPPLEMENTAL PLAN

Section 3.01. Supplemental Benefits and Enhanced Benefits

(a)     Eligibility to Receive Supplemental Benefit and Enhanced Benefit

1.     Eligibility to Receive a Supplemental Benefit. To be eligible to receive a Supplemental Benefit, a Participant must be designated by the Committee or the Compensation Committee as a Participant eligible to receive a Supplemental Benefit, as indicated in records maintained in the permanent records of the Sponsor’s Human Resources Division (the “Records”), and in addition, must satisfy either (i) or (ii), as indicated in such Records: (i) have attained age 55, or have at least 5 Years of Service; or (ii) have attained age 62, or have attained age 55 and have at least 10 Years of Service measured from his or her most recent date of hire.

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Notwithstanding the foregoing, a Participant shall be eligible to receive a Supplemental Benefit (regardless of the Participant’s age or Years of Service) in the following situations:

(i)    In the event of a Participant’s termination of employment under his or her Change in Control Agreement due to a Change in Control;

(ii)    In the event the Participant dies or experiences a Disability; or

(iii)    In the event of the Participant’s involuntary termination of employment without Cause.

2.     Eligibility to Receive Enhanced Benefit. Except as provided herein, to be eligible to receive an Enhanced Benefit, a Participant must (A) be designated by the Committee or the Compensation Committee as a Participant eligible to receive an Enhanced Benefit as indicated on records maintained in the permanent records of the Sponsor’s Human Resources Division and (B) attain his or her Enhanced Vesting Age with at least 10 Years of Service while actively employed by the Sponsor or an Electing Employer.

For participants designated as eligible to receive an Enhanced Benefit however,

•
in the event of the Participant’s death while actively employed, the Participant’s surviving Spouse will be eligible to receive an Enhanced Benefit based on service through the Participant’s date of death regardless of age or Years of Service.

•
in the event of a Change in Control resulting in the Participant’s termination of employment without Cause or for Good Reason within 2 years following the Change in Control, the Participant will be eligible to receive an Enhanced Benefit based on service through his or her date of termination regardless of age or Years of Service.

Otherwise, if a Participant terminates employment or ceases participation in this Plan prior to his or her Enhanced Vesting Age and completing 10 Years of Service, the Participant will not be entitled to receive an Enhanced Benefit. Notwithstanding the foregoing requirements of this paragraph, solely for purposes of determining a Participant’s eligibility for an Enhanced Benefit, the Committee has the discretion to count a Participant’s years of service with an entity acquired by Sponsor or an affiliate thereof in determining whether a Participant has completed 10 Years of Service to be eligible to receive an Enhanced Benefit.

(b)     Calculation of Enhanced Benefits in the Event of Retirement

1. In the event a Participant terminates employment after attaining his or her Enhanced Vesting Age and completing 10 Years of Service, the Participant shall receive the greater of (i) his or her Supplemental Benefit (if eligible) actuarially reduced for benefit

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commencement prior to age 65 by the Supplemental Early Retirement Factor and (ii) his or her Enhanced Benefit actuarially reduced for benefit commencement prior to the participant’s Enhanced Unreduced Retirement Age by the applicable Enhanced Early Retirement Factor.

(c)     Calculation of Enhanced Benefits in the Event of Change in Control for Certain Participants

1.     In the event there is a Change in Control prior to the date a Participant eligible to receive an Enhanced Benefit attains his or her Enhanced Vesting Age and completes 10 Years of Service, the Participant shall receive the greater of (i) his or her Supplemental Benefits (if eligible) actuarially reduced for benefit commencement prior to age 65 by the Supplemental Early Retirement Factor and (ii) an Enhanced Benefit calculated as the excess, if any, of (A) less (B), where (A) is a targeted sum of 4.0% of Average Monthly Earnings times Credited Service up to 10 years of Credited Service, plus 1.0% of Average Monthly Earnings times each year of Credited Service over 10 up to a combined total of 35 Years of Credited Service; and (B) is the sum of the Participant’s (1) estimated monthly Retirement Plan benefits payable as a life annuity at his or her Enhanced Unreduced Retirement Age, regardless of the form of payment or commencement date actually elected under the Retirement Plan and (2) estimated Social Security monthly benefit amount payable at age 65 (calculated using Social Security law in the Participant’s year of termination of employment and assuming zero future pay to age 65). The Enhanced Benefit will be actuarially reduced for benefit commencement prior to the Enhanced Unreduced Retirement Age by the Enhanced Early Retirement Factor.

(d)     Calculation of Enhanced Benefits in the Event of Death

In the event a Participant who is eligible to receive an Enhanced Benefit dies while actively employed by the Plan Sponsor or an Electing Employer prior to attaining his or her Enhanced Vesting Age and completing 10 Years of Service, the Participant’s surviving Spouse shall receive the greater of the survivor portion of (i) his or her Supplemental Benefit (if eligible) converted from the amount payable as a life only benefit at 65 to an immediate joint and 100% survivor annuity, based on the actuarial factors in Appendix A and the Supplemental Early Retirement Factor and (ii) an Enhanced Benefit calculated as the excess, if any, of (A) less (B), where (A) is a targeted sum of 4.0% of Average Monthly Earnings times Credited Service up to 10 years of Credited Service, plus 1.0% of Average Monthly Earnings times each year of Credited Service over 10 up to a combined total of 35 Years of Credited Service; and (B) is the sum of the Participant’s estimated Social Security monthly benefit amount payable at age 65 (calculated using Social Security law in the Participant’s year of termination of employment and assuming zero future pay to age 65). After calculating the Enhanced Benefit as provided in this paragraph above, the Enhanced Benefit will be reduced as follows: (i) for designated Participants who die before Enhanced Unreduced Retirement Age, to the age the participant would have attained at his or her benefit commencement date based on the Enhanced Early Retirement Factor, (ii) from the amount payable as a life annuity to the amount payable as a joint and 100% survivor annuity, based on the actuarial factors set out in Appendix A; and (iii) by the estimated survivor benefit (calculated as a monthly benefit) payable under the

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Retirement Plan as of the Supplemental Plan commencement date regardless of the form of payment or commencement date elected under the Retirement Plan.

(e) Participants Transferring to Morgan Keegan

Effective November 4, 2006, Participants who transferred employment to Morgan Keegan on or before December 31, 2008 following the merger of AmSouth Bancorporation into the Sponsor shall have their compensation and Average Monthly Earnings as of the date of the transfer frozen for purposes of calculating benefits under this Supplemental Plan.

(f)     Temporary Benefit Freeze

1.     Notwithstanding subsections (a) through (e), effective April 16, 2009, through December 31, 2009 (the “Freeze Period”), no Participant shall accrue any additional benefit under the Supplemental Plan. This benefit freeze shall be implemented as follows. During the Freeze Period the Supplemental Benefit shall be calculated by determining the benefit in clause (A) of the definition of Supplemental Benefit as of April 15, 2009 (the “Freeze Date”) using the Participant’s Credited Service, Average Monthly Earnings and Revised Covered Compensation (along with any other terms and conditions, including, but not limited to, terms and conditions required under Applicable Law, applicable to such calculation) as of the Freeze Date. The remainder of the calculation of such Supplemental Benefit shall be in accordance with the terms of this Supplemental Plan without regard to this subsection (f). The Enhanced Benefit shall be calculated by determining the benefit in clause (A) of the definition of Enhanced Benefit as of the Freeze Date using the Participant’s Credited Service and Average Monthly Earnings as of the Freeze Date. The estimated Social Security benefit shall be determined using the law in effect on the Freeze Date and all other factors determined as if the Participant had a termination of employment on the Freeze Date. The remainder of the calculation of the Enhanced Benefit shall be in accordance with the terms of this Supplemental Plan without regard to this subsection (f). After the Freeze Period, effective January 1, 2010, the Supplemental Benefit and the Enhanced Benefit shall be calculated by determining the benefits in clause (A) of the definitions of Supplemental Benefit and Enhanced Benefit without regard to service and compensation earned in 2009, and treating 2008 and 2010 as consecutive years.

2.     The calculation of the Supplemental Benefit and the Enhanced Benefit, in each case, involves the calculation of the Participant’s benefit in the Retirement Plan. The benefit in the Retirement Plan has also been frozen for the period April 15, 2009, through December 31, 2009. However, the benefit determined in this Supplemental Plan during and after the Freeze Period shall take into account the actual benefit in the Retirement Plan as of the date of determination, and not the Freeze Date, as a variety of factors could cause the benefit in the Retirement Plan to increase or decrease notwithstanding the freeze (including, without limitation, changes in the required actuarial assumptions, indexing of the limits under Section 415, and the possibility of an amendment unfreezing the Retirement Plan as of a different date or manner than the Supplemental Plan).

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(g)2014 Freeze/Conversion

The Compensation Committee and the Committee may “freeze” certain Participants’ (each a “Frozen Participant”) Supplemental Benefits and provide each such Participant with the opportunity to irrevocably elect to have his or her “frozen” Supplemental Benefit be “converted” as described below.

1.    Frozen Participants. A Frozen Participant shall have his or her “frozen” Supplemental Benefit computed based on Credited Service, Average Monthly Earnings, and other applicable factors as of the date on which the Supplemental Benefit is frozen (the “Frozen Benefit”). The Frozen Benefit shall be computed based on a payment date commencing at age 65 or January 1, 2014, if later, and assuming payment in the form of a single life annuity regardless of the form of payment or commencement date actually elected under this Supplemental Plan.

2.    Converted Participants. If a Frozen Participant so elects, his or her Frozen Benefit shall be “converted” to a defined contribution form of benefit (an account balance) equal to the actuarial present value of the Frozen Benefit using the actuarial assumptions in effect for the Plan Year prior to the Plan Year in which the Supplemental Benefit is frozen (i.e., the “applicable mortality table” under Code Section 417(e)(3) in effect for the prior Plan Year and the “applicable interest rate” on 30-year Treasury securities as specified by the Commissioner determined as of the fourth calendar month preceding the first day of the prior Plan Year) (the “Converted Benefit”). The actuarial present value of the Converted Benefit shall be computed based on a payment date commencing at age 65 (or if the Participant is eligible for Early Retirement, a payment date commencing on January 1, 2014), and assuming payment in the form of a single life annuity. As soon as administratively feasible thereafter, the Converted Benefit shall be transferred to and administered in accordance with the terms of the Regions Financial Corporation Supplemental 401(k) Plan.

Section 3.02. Time and Form of Supplemental Benefit and Enhanced Benefit.

(a)     Timing of Payment Commencement of Supplemental Benefit or Enhanced Benefit Payable other than as a Lump Sum

To the extent a Participant is eligible to receive a Supplemental Benefit or an Enhanced Benefit and the Participant elected to receive his or her benefit in a form other than a lump sum payment, the Participant’s Supplemental Benefit or Enhanced Benefit shall commence to be distributed, to or with respect to the Participant no later than 90 days (with the actual payment commencement date to be determined by the Sponsor in its discretion) following the first to occur of: (i) the date of the Participant’s termination of employment, if such termination of employment occurs on or after Early Retirement eligibility, (ii) the date the Participant attains age 65, if the Participant’s termination of employment occurs prior to Early Retirement eligibility, (iii) the date of the Participant’s termination of employment without Cause or for Good Reason, if such termination occurs within 2 years following a Change in Control, (iv) the date of the Participant’s death, in the event the Participant dies while still employed by the Sponsor or an Electing Employer,

Exhibit 10.49 - Page 13

or (v) the later of the date of the Participant’s death and Early Retirement eligibility, in the event the Participant dies when no longer employed by the Sponsor or an Electing Employer. Notwithstanding the above, in the event that the 90 day period in the preceding sentence spans two different tax years of the Participant, the payment shall be made in the second such tax year.

(b)     Timing of Lump Sum Payment of Supplemental Benefit or Enhanced Benefit

Subject to the provisions of Sections 7.08 and 7.09, to the extent a Participant is eligible to receive a Supplemental Benefit or an Enhanced Benefit and the Participant elected to receive his or her benefit in the form of a lump sum payment, the Participant’s Supplemental Benefit or Enhanced Benefit shall be paid, to or with respect to the Participant no later than 90 days (with the actual payment date to be determined by the Sponsor in its discretion) following the Participant’s termination of employment. Notwithstanding the above, in the event that the 90 day period in the preceding sentence spans two different tax years of the Participant, the payment shall be made in the second such tax year.

(c)     Timing of Payment Commencement of Supplemental Benefit or Enhanced Benefit for Pre-December 1, 2008 Terminated Participants

To the extent a Pre-December 1, 2008 Terminated Participant (or the spouse of a deceased Pre-December 1, 2008 Terminated Participant, as the case may be) had not been paid or commenced receiving payment of a benefit under the Supplemental Plan on or before December 31, 2008, such Pre-December 1, 2008 Terminated Participant (or spouse) could elect, no later than December 31, 2008, to commence receiving such benefit in the future as of the date the Pre-December 1, 2008 Terminated Participant attains (or would have attained) age 55, 60, 62 or 65. Such participant will elect one of the forms of payment (other than a lump sum) as set forth in Section 3.02(d) below once they reach their elected commencement date.

For the avoidance of doubt, if a Pre-December 1, 2008 Terminated Participant (or spouse) did not make the election described above by December 31, 2008, the benefit commencement date shall be the earliest date a Participant could elect to receive an unreduced Early Retirement benefit under the Supplemental Plan.

(d)     Form of Supplemental Benefit and Enhanced Benefit Payment

1.     Optional Forms of Payment. A Participant’s Supplemental Benefit or Enhanced Benefit, as applicable, shall be payable monthly in the form of a single life annuity, unless the Participant elects, and is eligible to elect, one of the optional forms of benefit set forth below. Optional forms of payment will be calculated using the Actuarial Equivalent definition set forth in Appendix A.

Option 1:
A joint and survivor annuity payable during the Participant’s life, and after his or her death payable to his or her spouse at 50%, 75% or 100% of the annuity paid during the life of, and to, the Participant;

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Option 2:	A single life annuity payable during the Participant’s life;

Option 3:	Lump Sum; or

Option 4:
A single life annuity with guaranteed monthly payments for 5, 10, 15 or 20 years. If a Participant dies before receiving all the guaranteed monthly payments, the remaining payments will be paid to the Participant’s beneficiary.

2.     Different Forms of Payment for Different Payment Events. A Participant may elect a different form of payment for each of the following payment events: (i) termination of employment with the Sponsor or an Electing Employer (other than due to death) prior to Early Retirement, (ii) termination of employment with the Sponsor or an Electing Employer (other than due to death) at or after Early Retirement, (iii) termination of employment within 2 years following a Change in Control without Cause or with Good Reason, and (iv) termination due to death.

3.     Default for Participants. For the avoidance of doubt, if a Participant either does not make the election described above by December 31, 2008, or becomes a Participant at any time after December 31, 2008, and does not make an election upon beginning participation in the Supplemental Plan (as described in Section 3.02(e)), the Participant’s vested Supplemental or vested Enhanced Benefit shall be payable as follows: (i) upon termination of employment at any time, payment of the Participant’s Supplemental Benefit or Enhanced Benefit, as applicable, shall be in the form of a single life annuity for single Participants and a 50% joint and survivor benefit for married Participants or (ii) in the event the Participant dies while still employed by the Sponsor or an Electing Employer, payment of the Participant’s Supplemental Benefit or Enhanced Benefit, as applicable, shall be in the form of a 100% joint and survivor benefit for married Participants. No survivor benefit shall be payable for unmarried participants. (iii) In the event a Participant dies while no longer employed by the Sponsor or an Electing Employer and has not commenced his or her Supplemental Plan benefit (or elected a form of payment), the Supplemental or Enhanced Benefit shall be payable in the form of 50% joint and survivor benefit to his or her surviving Spouse at the later of date of death or the earliest retirement age provided under the Retirement Plan. No survivor benefit shall be payable for unmarried participants.

4.     Default for Pre-December 1, 2008 Terminated Participants. In the event a Pre-December 1, 2008 Terminated Participant dies while no longer employed by the Sponsor or an Electing Employer and has not commenced his Supplemental Plan benefit, the Supplemental or Enhanced Benefit shall be payable in the form of 50% joint and survivor benefit for married participants at the later of date of death or the earliest retirement age provided under the Retirement Plan. No survivor benefit shall be payable for unmarried participants or former participants of the FAC Program who terminated employment prior to 2001.

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5.     Calculating Optional Forms of Payment. Notwithstanding the foregoing or anything to the contrary herein, the determination of benefits under this Supplemental Plan under the optional forms of payment shall be based on the actuarial factors and other terms and conditions set forth in Appendix A hereto, as amended from time to time.

The lump sum payment of a Participant’s benefit shall equal the present value of his or her Supplemental Benefit or Enhanced Benefit assuming the participant elected to receive his or her benefit in the form of a single life annuity payable as of the payment commencement date provided in Section 3.02(a). However, if a Participant is eligible to receive a lump sum payment of his or her Enhanced Benefit prior to his or her Enhanced Unreduced Retirement Age, the lump sum shall equal the Actuarial Equivalent of his or her Enhanced Benefit determined based on an assumed commencement date of his or her Enhanced Unreduced Retirement Age. For select Participants (as indicated in the permanent records of the Sponsor’s Human Resources Division), in no event will the lump sum be less than the Minimum Lump Sum. The lump sum payment of a survivor benefit shall equal the present value of the annuity benefit otherwise payable to the survivor.

An active Participant who terminates employment after his or her Normal Retirement Date shall receive the greater of his or her continued accrued benefit and the actuarial equivalent of his or her normal retirement benefit.

6.     Notwithstanding anything herein the contrary, for specified Participants as may be selected by the Committee, the Enhanced Benefit will be calculated in accordance with the terms of the Supplemental Plan.

(e)     Initial Deferral Election. A Participant who first commences participation in the Supplemental Plan on or after January 1, 2009, may elect the form of benefit of his or her Supplemental Benefit or Enhanced Benefit, as applicable, as described above in Section 3.02(d) within thirty (30) days after the first day such Participant commences participation in the Supplemental Plan, provided, however, that, in addition to the age and service requirements defined in Section 3.01, the Participant shall be required to continue to provide services for the Sponsor or an Electing Employer for a period of 13 months after the date the Participant commenced participation in the Supplemental Plan in order to be eligible to receive such Supplemental Benefit or Enhanced Benefit, as applicable.

Notwithstanding the foregoing, an individual may be required to elect the form of benefit of his or her Supplemental Benefit as described above in Section 3.02(d) prior to the first day such individual commences participation in this Supplemental Plan.

(f)     Subsequent Change to Form of Payment. A Participant may change the form of payment of his or her Supplemental Benefit or Enhanced Benefit, as applicable, provided such subsequent election satisfies the requirements of Treasury Regulation Section 1.409A-2(b) as it may be amended from time to time.

(g)     Acceleration to Pay Employment Taxes. Notwithstanding anything herein to the contrary, a portion of each Participant’s Supplemental Benefit or Enhanced Benefit, as applicable,

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will be accelerated to pay any employment taxes (including, but not limited to, income and FICA taxes) and the associated withholding on accelerated benefits when due.

Section 3.03. FAC Program. Notwithstanding anything to the contrary herein, all benefits accrued to Participants in the FAC Program through December 31, 2000, shall be calculated using the FAC Program terms and conditions as in effect on December 31, 2000, and such benefits shall be subject to the terms and conditions of the FAC Program, including but not limited to the terms and conditions governing the distribution of such benefits. Effective December 31, 2000, benefit accruals under the terms of the FAC Program ceased. The FAC Program benefits shall not be less than the accrued benefits under the terms of the FAC Program immediately preceding the merger of the FAC Program into this Supplemental Plan. A copy of the FAC Program as of December 31, 2000, is attached hereto as Exhibit A. Effective January 1, 2001, all benefits will be calculated under the terms and conditions of this Supplemental Plan. Notwithstanding the foregoing or anything to the contrary herein, effective January 1, 2004, any Participant who has an accrued benefit under the FAC Program and who terminates employment on or after January 1, 2001 shall be entitled to receive pre-retirement survivor benefits with regard to the accrued benefit under the FAC Program under the terms provided in this Supplemental Plan.

Section 3.04. Change in Control.

For purposes of this Plan, a “Change in Control” shall mean:

(a)    The acquisition by any “Person” (as the term “person” is used for the purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then-outstanding securities of the Sponsor entitled to vote in the election of directors (the “Voting Securities”); or

(b)    Individuals (the “Incumbent Directors”) who, as of the date hereof, constitute the Board of Directors of the Sponsor (the “Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least two-thirds of the Incumbent Directors who are then on the Board (either by specific vote or by approval, without prior written notice to the Board objecting to the nomination, of a proxy statement in which the individual was named as nominee) shall be an Incumbent Director, unless such individual is initially elected or nominated as a director of the Sponsor as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)    Consummation of a merger, consolidation, reorganization, statutory share exchange, or similar form of corporate transaction involving the Sponsor or involving the issuance of shares by the Sponsor, the sale or other disposition (including by way of a series of transactions or by way of merger, consolidation, stock sale or similar transaction involving one or more subsidiaries) of all

Exhibit 10.49 - Page 17

or substantially all of the Sponsor’s assets or deposits, or the acquisition of assets or stock of another entity by the Sponsor (each a “Business Combination”), unless such Business Combination is a “Non-Control Transaction.” A “Non-Control Transaction” is a Business Combination immediately following which the following conditions are met:

(A)    the stockholders of the Sponsor immediately before such Business Combination own, directly or indirectly, more than 55% of the combined voting power of the then-outstanding voting securities entitled to vote in the election of directors (or similar officials in the case of a non-corporation) of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such Business Combination owns the Sponsor or all or substantially all of the Sponsor’s assets, stock or ownership units either directly or through one or more subsidiaries) (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Sponsor Voting Securities immediately before such Business Combination;

(B)    at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial Business Combination agreement; and

(C)    no person other than (i) the Sponsor or any of its subsidiaries, (ii) the Surviving Corporation or its ultimate parent corporation, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Sponsor immediately before such Business Combination beneficially owns, directly or indirectly, 20% or more of the combined voting power of the Surviving Corporation’s then-outstanding voting securities entitled to vote in the election of directors; or

(d)    Approval by the stockholders of the Sponsor of a complete liquidation or dissolution of the Sponsor.

Notwithstanding the foregoing and anything in the Supplemental Plan to the contrary, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Sponsor which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) and after such acquisition of Voting Securities by the Sponsor, the Subject Person becomes the Beneficial Owner of any additional Voting Securities, then a Change in Control shall occur.

Section 3.05. Rabbi Trust. The Sponsor may establish a rabbi trust (“Trust”) which may be used to pay benefits arising under the Supplemental Plan and all costs, charges and expenses relating thereto; except that, to the extent that the funds held in the Trust are insufficient to pay such benefits, costs, charges and expenses, the Sponsor shall pay such benefits, costs, charges and expenses.

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ARTICLE IV
PLAN ADMINISTRATOR

Section 4.01. The plan administrator (“Plan Administrator”) for the Retirement Plan shall also administer the Supplemental Plan. In doing so, the Plan Administrator shall apply to the Participants’ claims for Supplemental Benefits and Enhanced Benefits hereunder the procedures as are set forth in Section 7.06 below.

ARTICLE V
NATURE OF EMPLOYER OBLIGATION AND PARTICIPANT INTEREST

Section 5.01. The interest of the Participant and/or any person claiming by or through him or her under the Supplemental Plan shall be solely that of an unsecured general creditor of the Sponsor and the Electing Employers. The Supplemental and Enhanced Benefits payable under the Supplemental Plan shall be payable from the general assets of the Sponsor and the Electing Employers (including assets held in the Trust), and neither the Participant nor any person claiming by or through him or her shall have any right to look to any specific property separate from such general assets in satisfaction of any claim for payment of Supplemental or Enhanced Benefits.

Section 5.02. In all respects any Supplemental or Enhanced Benefits shall be independent of, and in addition to, any other benefits or compensation of any sort, payable to or on behalf of the Participant under any other arrangement sponsored by the Sponsor or Electing Employers or any other arrangement between the Sponsor or Electing Employer and the Participant in any capacity.

ARTICLE VI
ADDITION OR WITHDRAWAL OF ELECTING EMPLOYERS

Section 6.01. A subsidiary or affiliate of the Sponsor shall become an Electing Employer hereunder only upon approval by the Committee.

Section 6.02. An Electing Employer who wishes to withdraw from the Supplemental Plan shall deliver to the Sponsor a resolution from its Board of Directors which authorizes its withdrawal as an Electing Employer and which indicates the reason or reasons for such withdrawal. Withdrawal may only take place upon the approval of the Committee and with such amendments to the Supplemental Plan as the Committee shall deem necessary or desirable. Withdrawal shall be subject to the provisions of Section 7.01 below.

ARTICLE VII
MISCELLANEOUS

Section 7.01. Amendment and Termination.

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(a)     The Supplemental Plan may be amended or terminated by the Sponsor, and may be amended by the Committee at any time except as provided in paragraphs (b) and (c) below. The Sponsor may designate additional Participants under the Supplemental Plan or remove persons as Participants under the Supplemental Plan at any time except as provided in paragraphs (b) and (c) below.

(b)     Notwithstanding anything herein to the contrary, Supplemental Benefits and Enhanced Benefits which are in pay status shall not be discontinued under any circumstances prior to their natural termination pursuant to the terms of the Supplemental Plan at the time of the relevant amendment or termination of the Supplemental Plan, the removal of Participants or the withdrawal by an Electing Employer.

(c)     Notwithstanding anything herein to the contrary, Supplemental Benefits and Enhanced Benefits hereunder which have been accrued prior to the date of any amendment or termination of the Supplemental Plan, the removal of a Participant, or the withdrawal of an Electing Employer shall remain a binding obligation of the Sponsor and Electing Employer or any successor in interest to either of them, and no amendment or discontinuation of the Supplemental Plan, removal of a Participant or withdrawal by an Electing Employer shall deprive a Participant of said accrued Supplemental Benefit or Enhanced Benefit.

Section 7.02. No Right to Employment. The Supplemental Plan shall not be deemed to constitute a contract between the Sponsor or the Electing Employer and any Participant or employee, or to be a consideration or an inducement for the employment of any Participant or employee. Nothing contained in the Supplemental Plan shall be deemed to give any Participant or employee the right to be retained in the service of the Sponsor or Electing Employer or to interfere with the right of the Sponsor or Electing Employer to discharge any Participant or employee at any time regardless of the effect which such discharge shall or may have upon him or her under the Supplemental Plan.

Section 7.03. Rights of General Creditor. None of the Participant’s rights to Supplemental or Enhanced Benefits under the Supplemental Plan are subject to the claims of creditors of a Participant or any person claiming by or through him or her and will not be subject to attachment, garnishment or any other legal process, including but not limited to qualified domestic relations orders. Neither a Participant nor any person claiming by or through him or her may assign, sell, borrow on or otherwise encumber any of his or her beneficial interest under the Supplemental Plan nor shall any such interest be in any manner liable for or subject to the deeds, contracts, liabilities, engagements or torts of a Participant or any person claiming by or through him or her.

Section 7.04. Governing Law. The Supplemental Plan shall be construed and interpreted in accordance with the laws of the State of Alabama (without respect to conflict of laws), except where such laws are superseded by ERISA, in which case ERISA shall control.

Section 7.05. Payment to Minor or Incompetent. In making any distribution to or for the benefit of any minor or incompetent person, the Plan Administrator, in its sole, absolute and uncontrolled discretion, may, but need not, direct such distribution to a legal or natural guardian or

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other relative of such minor or court appointed committee of such incompetent, or to any adult with whom such minor or incompetent temporarily or permanently resides, and any such guardian, committee, relative or other person shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent. The receipt of such guardian, committee, relative or other person shall be a complete discharge to the Sponsor and Electing Employer without any responsibility on its part or on the part of the Plan Administrator to see to the application thereof.

Section 7.06. Claims for Benefits.

(a)     Any participant may file a claim for benefits. If the claim is denied, the claimant shall be provided written notice within 90 days with:

(i) Specific reasons for the denial;

(ii)     Specific references to the Supplemental Plan provisions on which the denial is based;

(iii)     A description of any additional information needed and why it is needed; and

(iv)     An explanation of (1) the procedures and time limits for an appeal, (2) the right to obtain information about the procedures, and (3) the right to sue in federal court.

(b)     If there are special circumstances delaying the determination of the claim, the claimant may be notified within the 90-day period explaining the special circumstances and stating that an answer will be provided within 90 more days. If an answer is not received within the 90 days (or 180 days if an extension notice has been provided), the claim shall be deemed denied.

(c)     Any claimant for a benefit (or, as applicable, his or her estate or other representative or beneficiary) may, within sixty (60) days after receipt of a letter of denial, appeal to the Benefits Administration Committee, by writing to the Head of Human Resources of the Sponsor and may request a review of the denial of the benefit, with opportunity to submit his or her position in writing. Appeals not timely filed shall be barred. The claimant is entitled to:

(i)     receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim;

(ii)     submit written comments, documents, records and other information relating to the claim, which will be considered without regard to whether such information was submitted or considered in the initial determination.

(d)     The Benefits Administration Committee shall meet quarterly or such other time as the Benefits Administration Committee shall determine, provided that a claim is pending. If a claim is received by the Benefits Administration Committee at least thirty (30) days before a quarterly meeting, such appeal will be considered at that meeting; otherwise, such appeal will be considered

Exhibit 10.49 - Page 21

at the first subsequent quarterly meeting. If there are special circumstances, the decision may be delayed until the third meeting following receipt of the request. If special circumstances require an extension, the claimant will be notified.

(e)     The Benefits Administration Committee will render a written decision, written in a manner calculated to be understood by the claimant, and mail the written decision to the claimant at the claimant’s last address known to the Sponsor, specifying by reference to the Supplemental Plan the reasons for denial of such part or all of the claimed benefit as it denies upon review. Such letter shall state that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the claim; describe the Supplemental Plan’s voluntary appeal procedures, if any; and notify the claimant of his or her right to bring an action under Section 502(a) of ERISA.

Section 7.07. Modification. If any provision of the Supplemental Plan shall be held illegal or invalid for any reason or in any particular circumstance or instance, such illegality or invalidity shall not affect its remaining parts in such circumstance or instance nor the enforceability of such provision in any other circumstance or instance, and the Supplemental Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein for application to the particular circumstance or instance.

Section 7.08. Section 409A of the Code. Notwithstanding any other provisions of the Supplemental Plan to the contrary and to the extent applicable, it is intended that the Supplemental Plan comply with the requirements of Section 409A, and the Supplemental Plan shall be interpreted, construed and administered in accordance with this intent. The Sponsor and the Electing Employers shall have no liability to any Participant, beneficiary or otherwise if the Supplemental Plan or any amounts paid or payable hereunder are subject to the additional tax and penalties under Section 409A of the Code.

If and to the extent that any amount payable to the Participant pursuant to the Supplemental Plan is determined by the Sponsor to constitute “non-qualified deferred compensation” subject to Section 409A of the Code and is payable to the Participant by reason of the Participant’s termination of employment, then (a) such payment shall be made to the Participant only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A as determined by the Sponsor), such payment shall not be made before the date that is six months after the date of the Participant’s separation from service (or, if earlier than the expiration of such six month period, the date of death); provided, however, that any benefit that otherwise would have been payable to the Participant during such six-month period shall be paid to the Participant in a lump sum on the first payroll of the seventh month following separation from service.

Section 7.09. TARP Requirements and Applicable Law. The provisions of this Supplemental Plan are subject to and shall be interpreted to be consistent with the TARP Requirements, which terms control over the terms of this Supplemental Plan in the event of any conflict between the TARP Requirements and this Supplemental Plan. Notwithstanding anything in this Supplemental Plan to the contrary, in no event shall any benefits or payments under this Supplemental Plan be

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settled, paid or accrued, if any such settlement, payment or accrual would be in violation of the TARP Requirements or any other Applicable Law.

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APPENDIX A
ACTUARIAL EQUIVALENT

In accordance with IRS Code Section 417(e), for forms of payment other than a lump sum, the Actuarial Equivalent is calculated using the “applicable mortality table” and the “applicable interest rate.” The “applicable mortality table” is the 1994 Group Annuity Mortality Table, unloaded, projected to 2002 and blended 50/50 for males and females. The “applicable interest rate” is the rate of interest on 30-year Treasury securities as specified by the Commissioner determined as of the fourth calendar month preceding the first day of the Plan Year during which the annuity starting date for distribution occurs.
For lump sum payments, the Actuarial Equivalent is calculated using the mortality table mandated by the Pension Protection Act of 2006 (PPA) for lump sums in qualified retirement plans and the “applicable interest rate” above.

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APPENDIX B
ENHANCED EARLY RETIREMENT FACTORS

For applicable ages between the ages shown on the table below, interpolate between the factors for the nearest whole month.

	Table 1	Table 2
65	1.0000	1.0000
64	1.0000	1.0000
63	1.0000	1.0000
62	1.0000	1.0000
61	1.0000	0.9425
60	1.0000	0.885
59	0.9435	0.835
58	0.8870	0.785
57	0.8305	0.735
56	0.7740	0.685
55 and 6 months	0.7458	0.66
55 and 5 months	0.7401	0.655
55 and 4 months	0.7345	0.65
55 and 3 months	0.7299	0.646
55 and 2 months	0.7243	0.641
55 and 1 month	0.7186	0.636
55	0.7141	0.632
54	0.6519	0.5769
53	0.5956	0.5271
52	0.5447	0.4821

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51	0.4986	0.4413
50	0.4567	0.4042
49	0.4188	0.3706
48	0.3842	0.34
47	0.3527	0.3121
46	0.3240	0.2867
45	0.2977	0.2635
44	0.2738	0.2423
43	0.2519	0.2229
42	0.2318	0.2051
41	0.2133	0.1888
40	0.1965	0.1739
39	0.1811	0.1603
38	0.1669	0.1477
37	0.1539	0.1362
36	0.1419	0.1256
35	0.1308	0.1158
34	0.1208	0.1069
33	0.1114	0.0986
32	0.1029	0.0911
31	0.0950	0.0841
30	0.0877	0.0776
29	0.0810	0.0717

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28	0.0748	0.0662
27	0.0692	0.0612
26	0.0638	0.0565
25	0.0590	0.0522
24	0.0546	0.0483
23	0.0504	0.0446
22	0.0466	0.0412
21	0.0431	0.0381

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